UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2011
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 14, 2011, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $300 million aggregate principal amount of 2.050% Senior Notes due 2014 (the “2014 Notes”), $900 million aggregate principal amount of 3.200% Senior Notes due 2016 (the “2016 Notes”) and $1 billion aggregate principal amount of 4.500% Senior Notes due 2021 (the “2021 Notes”, and together with the 2014 Notes and the 2016 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission (the “Offering”).
     The Company expects that the net proceeds from the sale of the Notes will be approximately $2.18 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering to fund the consideration payable in, and certain costs associated with, the company’s pending tender offer (the “Tender Offer”) for all of the issued and outstanding shares of common stock of Dionex Corporation (“Dionex”) and, following the consummation of the Tender Offer and subject to the Merger Agreement, dated December 12, 2010, by and among the Company, Weston D Merger Co., a wholly owned subsidiary of the Company (“Merger Subsidiary”), and Dionex, the merger of Merger Subsidiary with and into Dionex (the “Dionex Acquisition”), the aggregate purchase price of which is estimated to be approximately $2.1 billion. The Company intends to use any proceeds remaining from the sale of the Notes after funding the Dionex Acquisition for general corporate purposes.
     The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture to be dated as of February 22, 2011 between the Company and the Trustee.
     The Company also intends to enter into an interest rate swap with respect to the 2014 Notes. The swap will effectively convert the fixed rate on the 2014 Notes to a floating rate equal to 6-month LIBOR plus 41.12 basis points.
     The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated February 14, 2011, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
     In connection with the Offering, the Company is filing the Statement Regarding Computation of Ratio of Earnings to Fixed Charges under Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: February 15, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 14, 2011, among the Company and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).